UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2010

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2010, Allergan, Inc. (the “Company”) announced that, effective August 1, 2010 (the “Effective Date”), Douglas S. Ingram has been appointed to serve as Executive Vice President and President, Europe, Africa, Middle East.  As of the Effective Date, Mr. Ingram will no longer serve as Executive Vice President, Chief Administrative Officer and Secretary or as a member of the Company’s Executive Committee.  The duties of the Chief Administrative Officer shall be assumed by the Company’s remaining executive officers, as designated by the Chief Executive Officer.  Also as of the Effective Date, Samuel J. Gesten, currently the Senior Vice President, General Counsel and Assistant Secretary, has been appointed to serve as Executive Vice President, General Counsel and Assistant Secretary and as a member of the Company’s Executive Committee.  Matthew J. Maletta, currently serving as Vice President, Associate General Counsel and Assistant Secretary, shall serve, as of the Effective Date, as Vice President, Associate General Counsel and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: July 7, 2010	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Assistant Secretary